Exhibit 23.3

Jingtian & Gongcheng

34/F, Tower 3, China Central Place

77 Jianguo Road, Chaoyang District, Beijing China

To:

36Kr Holdings Inc.

Building B6,

Universal Business Park,

No. 10 Jiuxianqiao Road,

Chaoyang District,

Beijing, China

September 26, 2025

Dear Sir or Madam,

We, Jingtian & Gongcheng, refer to the Form F-3 (the “F-3”) of 36Kr Holdings Inc. (the “Company”), which will be filed with the Securities and Exchange Commission (the “SEC”) on or around September 26, 2025.

We, being the PRC legal advisor to the Company in connection with the F-3, hereby give our consent, and confirm that we have not withdrawn our consent, to include our name, opinions, advice, confirmations and/or summaries of the same in the F-3, and the references to our name, opinions, advice and/or confirmations in the form and context in which they respectively appear in the F-3.

We also hereby consent to the filing of this consent letter and our opinion dated September 26, 2025 in connection with the F-3 with the SEC as exhibits to the F-3.

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng